UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 2, 2019

ZYNGA INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-35375	42-1733483
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

699 Eighth Street San Francisco, CA 94103		94103
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (855) 449-9642

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.01. Completion of Acquisition or Disposition of Assets.

On January 2, 2019, Zynga Inc., a Delaware corporation (“Zynga” or the “Company”), completed its previously announced acquisition of 80% of all issued and outstanding shares and other equity securities (including all rights to acquire shares) of Small Giant Games Oy, a Finnish company (“Small Giant”), pursuant to the Share Sale and Purchase Agreement (the “Agreement”) dated December 20, 2018, between the shareholders and option holders (collectively, the “Sellers”) of Small Giant and Zynga.

At closing, the Company paid approximately $363.5 million in cash and issued 63,794,746 shares (the “Zynga Stock Consideration”) of Class A common stock of Zynga to certain Sellers. Pursuant to the Agreement, $30 million of the cash consideration was placed into an escrow fund.

A copy of the Agreement is attached as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed on December 20, 2018. The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Agreement.

Item 3.02. Unregistered Sales of Equity Securities.

The information set forth under Item 2.01 of this Current Report on Form 8-K is hereby incorporated into this Item 3.02. In accordance with the Agreement, a portion of the consideration delivered to the Sellers at closing consisted of the Zynga Stock Consideration. The Zynga Stock Consideration was issued pursuant to exemptions from registration provided by Section 4(a)(2) and/or Regulation S of the Securities Act of 1933, as amended.

Item 9.01. Financial Statements and Exhibits.

(a)

Financial statements of businesses acquired. The financial information required by this Item 9.01(a) has not been included with this filing and will be filed by amendment to this Current Report on Form 8-K not later than seventy-one (71) calendar days after the date that this Current Report on Form 8-K must be filed.

(b)

Pro Forma Financial Information. The financial information required by this Item 9.01(b) has not been included with this filing and will be filed by amendment to this Current Report on Form 8-K not later than seventy-one (71) calendar days after the date that this Current Report on Form 8-K must be filed.

(d)	Exhibits.

Exhibit Number	Description
2.1+

Share Sale and Purchase Agreement relating to the sale and purchase of all issued and outstanding shares and other equity securities of Small Giant Games Oy between those persons listed in Schedule 1 as Sellers and Zynga Inc. as Purchaser (incorporated by reference to Exhibit 2.1 of the registrant’s Current Report on Form 8-K (File Number 001-35375) filed on December 20, 2018)

+	Confidential treatment requested as to certain portions of this exhibit, which portions have been omitted and submitted separately to the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ZYNGA INC.

Date: January 2, 2019	By:	/s/ Phuong Y. Phillips
Phuong Y. Phillips
Chief Legal Officer